Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-223915, 333-270477 and 333-286820) and Form F-3 (No. 333-286822) of Sol-Gel Technologies Ltd. of our report dated March 19, 2026  relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 19, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited